Exhibit 99.1

STATEMENT UNDER OATH OF PRINCIPAL EXECUTIVE OFFICER REGARDING FACTS AND
CIRCUMSTANCES RELATING TO EXCHANGE ACT FILINGS

I, Lawrence F. Probst III, state and attest that:

(1)    To the best of my knowledge, based upon a review of the covered reports of Electronic Arts Inc., and, except as corrected or supplemented in a subsequent covered report:

•
no covered report contained an untrue statement of a material fact as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed); and

•
no covered report omitted to state a material fact necessary to make the statements in the covered report, in light of the circumstances under which they were made, not misleading as of the end of the period covered by such report (or in the case of a report on Form 8-K or definitive proxy materials, as of the date on which it was filed).

(2)    I have reviewed the contents of this statement with the Company’s audit committee.

(3)    In this statement under oath, each of the following, if filed on or before the date of this statement, is a “covered report”:

•	Annual Report on Form 10-K for the period ended March 31, 2002 filed with the Commission on June 28, 2002, of Electronic Arts Inc.;

•	All reports on Form 10-Q, all reports on Form 8-K and all definitive proxy materials of Electronic Arts Inc. filed with the Commission subsequent to the filing of the Form 10-K identified above; and

•	Any amendments to any of the foregoing.

Subscribed and sworn to before me this 1st day of August, 2002.
Lawrence F. Probst III Chairman & Chief Executive Officer, Electronic Arts Inc. August 1, 2002
Notary Public My Commission Expires: Feb. 7, 2004